Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-221677, 333-227071 and 333-229122) on Form S-8 and the Registration Statement (No. 333-229120) on Form S-3 of scPharmaceuticals Inc. of our report dated March 21, 2019, relating to the financial statements of scPharmaceuticals Inc., appearing in this Annual Report on Form 10-K of scPharmaceuticals Inc. for the year ended December 31, 2018.

/s/ RSM US LLP

Boston, Massachusetts

March 21, 2019